Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-127626, 333-157726, 333-176247, 333-181430, 333-204092, 333-231643, 333-265007, and 333-272195) on Form S-8 of our report dated February 23, 2024, with respect to the consolidated financial statements and financial statement schedule II - Valuation and Qualifying Accounts and Reserves of ACCO Brands Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois

February 23, 2024